SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant:	☒

Filed by a Party other than the Registrant:	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Materials Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRSTPLUS Financial Group, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

The following is the Calling Guide to be used by Mellon Investor Services on behalf of the registrant in connection with the registrant’s proxy materials for its 2005 Special Meeting of Shareholders.

OUTBOUND CALLING GUIDE

Hello, this is _____________, a proxy representative from Mellon Investor Services calling on behalf of (FirstPlus Financial Group, Inc.). May I please speak with (Name of Shareholder)?

IF YES: Continue with script @ 1.0 once shareholder gets on phone

IF SHAREHOLDER ANSWERS PHONE: Continue with script @ 1.1

IF NO: Continue with script @ 1.15

IF ANSWERING MACHINE/VM: Continue with Answering Machine Message on Page 5.

1.0 Hello, this is , a proxy representative from Mellon Investor Services calling on behalf of FirstPlus Financial Group, Inc..

I’m calling about the Special Meeting material recently sent to you regarding the upcoming Special Meeting for FirstPlus Financial Group, Inc., which is being held on November 16, 2005 to vote on the election of four directors.

I wanted to make sure you’ve received the material regarding the meeting...Have you received the materials yet?

IF NO: Continue with script @ 1.2

IF YES: Continue with script @ 1.4

1.1 Hi, (Name of Shareholder), this is _____________ and I’m calling regarding the Special Meeting material recently sent to you regarding the upcoming Special Meeting for FirstPlus Financial Group, Inc., which is being held on November 16, 2005.

I wanted to make sure you’ve received the material regarding the meeting...Have you received the materials yet?

IF NO: Continue with script @ 1.2

IF YES: Continue with script @ 1.4

1.15 Is there a better time I can reach (Name of Shareholder)?

IF YES: OK, Great! I’ll make a note of that and give him/her a callback then. Proceed to Closing.

IF NO: Proceed to Closing.

1.2: (Name of Shareholder), you should receive the material shortly. Can I give you a callback in a few days to make sure you’ve received it?

IF YES: OK, Great! I’ll give you a callback in a few days. Proceed to Closing.

IF NO: Continue with script @ 1.3

1.3: OK. If you have any questions once you receive the materials, please feel free to give us a call at 1-888-509-7937 between 9 am and 5:00 pm Monday through Friday Eastern Time and we’ll be happy to assist you. Proceed to Closing.

1.4: Great! Have you had a chance to review the materials and cast your vote yet?

IF NO: Continue with script @ 1.5

IF YES: Continue with script @ 1.7

1.5: Do you have any questions regarding the special meeting to vote on the election of the four directors that I can assist you with today?

IF YES:

If there are questions about the voting process, explain using the materials provided and continue below to 1.6.

IF NO: Continue with script @ 1.6

1.6: (Name of Shareholder), your vote is very important, so please mail your proxy in time for the special meeting on November 16, 2005.

Proceed to Closing.

1.7: Great! I’ll make a note of that in our system. Proceed to Closing.

IF HOUSEHOLDING RECORD: (Name of Shareholder), I see that (Name of 2nd Shareholder) is also a shareholder. Is (Name of 2nd Shareholder) available? (continue until all householding records are accounted for)

IF YES: Continue with script @ 1.0 once 2nd Shareholder gets on phone.

IF NO: Continue with script @ 1.15

Closing: Thank you for your time and have a good _________.

ANSWERING MACHINE MESSAGE

Hello, this message is for (Name of Shareholder.). My name is ______________, a proxy representative from Mellon Investor Services calling on behalf of the (FirstPlus Financial Group, Inc.).

I just wanted to make sure that you received the material recently sent to you regarding the upcoming Special Meeting to vote on the election of four directors. The meeting will take place on November 16, 2005, so it is very important for you to cast your vote as soon as possible, before the meeting date.

I’m sorry I’ve missed you today. I’ll try to reach you later, but in the meantime if you have any questions feel free to contact us at 1-888-509-7937 between 9 am and 5:00 pm Eastern Time, Monday through Friday. Thank you for your time and have a good _______.

FIRSTPLUS Financial Group, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the Company’s 2005 Special Meeting of Shareholders scheduled for November 16, 2005. FIRSTPLUS Financial Group, Inc. stockholders are urged to read the Company’s proxy statement because it contains important information. FIRSTPLUS Financial Group, Inc. stockholders will be able to obtain a copy of the proxy statement, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. FIRSTPLUS Financial Group, Inc. stockholders will also be able to obtain a free copy of the proxy statement, and other relevant documents, by contacting FIRSTPLUS Financial Group, Inc. at:

FIRSTPLUS FINANCIAL GROUP, INC.

5100 N. O’Connor Boulevard, 6th Floor

Irving, Texas 75039

All of the FIRSTPLUS Financial Group, Inc. directors (Robert P. Freeman, John R. Fitzgerald, Daniel T. Phillips and David B. Ward) and its sole executive officer (Jack (J.D.) Draper) will be deemed to be participants in the Board’s solicitation of proxies. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in the Board’s solicitation of proxies are set forth in the proxy statement filed by FIRSTPLUS Financial Group, Inc. with the Securities and Exchange Commission in connection with the Special Meeting.